Exhibit 10.19

YUKON GOLD CORPORATION, INC.
2006 Stock Option Plan

The board of directors of Yukon Gold Corporation, Inc. (the “Corporation”) wishes to establish a stock option plan (the “Plan”) governing the issuance of stock options (the “Stock Options”) to directors, officers and employees of the Corporation or Affiliated Entities (as hereinafter defined) of the Corporation and persons or corporations who provide services to the Corporation or its Affiliated Entities on an on-going basis, or have provided or are expected to provide a service or services of considerable value to the Corporation or its Affiliated Entities. The Corporation is a Delaware corporation. This 2006 Stock Option Plan complies with Canadian tax law, while the Corporation’s 2003 Stock Option Plan enables the Corporation to issue stock options that are qualified under the United States Internal Revenue Code. This 2006 Stock Option Plan is governed by the laws of Ontario, Canada. However, in the event that anything contained herein directly conflicts with the laws of Delaware so as to make a provision of this 2006 Stock Option Plan invalid, the Corporation shall give effect to such provision (as well as all other provisions of this Plan) to full extent possible without violating Delaware law.

The terms and conditions of the Plan for issuance of Stock Options are as follows:

1.	Purposes

The principal purposes of the Plan are:

(a) to retain and attract qualified directors, officers, employees and service providers which the Corporation and its Affiliated Entities require;

(b) to promote a proprietary interest in the Corporation and its Affiliated Entities;

(c) to provide an incentive element in compensation; and

(d) to promote the profitability of the Corporation and its Affiliated Entities.

1.	Reservation of Shares

Unless otherwise approved by the Toronto Stock Exchange (or such other exchange on which the common shares in the capital of the Corporation (“Common Shares”) may be listed from time to time) (hereinafter referred to as the “Exchange”) and the shareholders of the Corporation, the number of Common Shares reserved for issuance upon the exercise of Stock Options granted pursuant to the Plan and Common Shares reserved for issuance pursuant to any other security based compensation arrangements (as defined in the rules of the Exchange) shall not at any time exceed 2,000,000 Common Shares (“Total Common Shares”).

Any option granted under the Plan which has been exercised shall again be available for subsequent grant under the Plan, effectively resulting in a re-loading of the number of Common Shares available for subsequent grant under the Plan. Any Common Shares subject to an option which for any reason is surrendered, cancelled or terminated or expires without having been exercised shall again be available for subsequent grant under the Plan. No fractional Common Shares shall be issued, and the board of directors of the Corporation (“Board of Directors”) may determine the manner in which fractional share value shall be treated.

2.	Eligibility

Options shall be granted only to Eligible Persons, any registered savings plan established for the sole benefit of such Eligible Person or any company which, during the currency of an option, is wholly-owned by an Eligible Person.

The term “Eligible Person” means:

(a)	an officer or director of the Corporation or an Affiliated Entity (as hereinafter defined);

(b)	either:

(i)	an individual who is considered an employee of the Corporation or any Affiliated Entity for the purposes of applicable tax legislation,

(ii)
an individual who works full-time for the Corporation or any Affiliated Entity providing services normally provided by an employee and who is subject to the same control and direction by the Corporation or any Affiliated Entity over the details and methods of work as an employee of the Corporation or any Affiliated Entity, but for whom income tax deductions are not made at sources, any such individual, an “Employee”;

(c)	an individual (or a company wholly-owned by individuals), other than an Employee, officer or director of the Corporation or any Affiliated Entity, who:

(i)	provides services to the Corporation or an Affiliated Entity, other than services provided in relation to a distribution of securities;

(ii)	provides the services under a written contract with the Corporation or an Affiliated Entity for an initial, renewable or extended period of twelve months or more;

(iii)	spends or will spend a significant amount of time and attention on the business and affairs of the Corporation or an Affiliated Entity; and

(iv)	has a relationship with the Corporation or an Affiliated Entity that enables the individual to be knowledgeable about the business and affairs of the Corporation.

For the purposes of the foregoing, an “Affiliated Entity” means a person or company controlled by the Corporation.

For the purposes of the Plan, the terms “associates”, “person”, “company”, “insider”, “controlled” and “officer” shall have the meanings ascribed thereto in the Securities Act (Ontario) from time to time.

Subject to the foregoing, the Board of Directors or Committee, as applicable, shall have full and final authority to determine the Eligible Persons who are to be granted options under the Plan and the number of Common Shares subject to each option.

3.	Granting of Stock Options

The Board of Directors may from time to time grant Stock Options to Eligible Persons. At the time a Stock Option is granted, the Board of Directors shall determine the number of Common Shares of the Corporation that may be purchased under the Stock Option, the date when the Stock Option is to become effective and, subject to the other provisions of this Plan, all other terms and conditions of the Stock Option. All grants of Stock Options shall be subject to the following terms and conditions:

(a)	an Eligible Person may hold more than one Stock Option at any time;

(b)	there may not be issuable to any one Eligible Person at any time a number of Common Shares exceeding 10% of the total Common Shares; and

(c)
there may not be: (i) issued to insiders of the Corporation within a one-year period; and (ii) issuable to insiders of the Corporation at any time, a number of Common Shares exceeding 10% of the outstanding issue.

The term “outstanding issue” means the number of Common Shares outstanding immediately prior to the share issuance in question, excluding Common Shares issued pursuant to share compensation arrangements over the preceding one year period. Any Stock Options granted to a corporation referred to in Section 3 hereof shall be included in the calculation of the Stock Options held by an Eligible Person and insider or insiders of the Corporation.

4.	Exercise Price

The exercise price of each Stock Option shall be determined in the discretion of the Board of Directors at the time of the granting of the Stock Option, provided that the exercise price shall not be lower than the Market Price. “Market Price” shall mean the most recent closing price of the Common Shares on the Exchange on the last trading day prior to the date the Stock Option is granted for which there was a closing price on such Exchange; provided that in the event the Common Shares are not listed on any exchange, the Market Price shall be such price as is determined by the Board of Directors, in good faith.

5.	Term and Exercise Periods

All Stock Options shall be for a term and exercisable from time to time as determined in the discretion of the Board of Directors at the time of the granting of the Stock Options, provided that, except in the case of a Blackout Period, no Stock Option shall have a term exceeding ten years (or such shorter or longer period as is permitted by the Exchange), and by way of example, without limiting the generality of the foregoing, the Board of Directors may determine:

(a)
that a Stock Option is exercisable only during the term of employment of or provision of services by the Eligible Person receiving it or during such term and for a limited period of time after termination of employment or cessation of services, as applicable, other than as described under subsection 6(g) hereof;

(b)	that a Stock Option can be exercisable for a period of time or for its remaining term after the death, disability or incapacity of an Eligible Person;

(c)	that only a portion of a Stock Option is exercisable in a specified period;

(d)
that the unexercised portion of a Stock Option is “cumulative” so that any portion of a Stock Option exercisable (but not exercised) in a specified period may be exercised in subsequent periods until the Stock Option terminates;

(e)	that a Stock Option may provide for early exercise and/or termination or other adjustment in the event of a death of an Eligible Person;

(f)
that if the Eligible Person ceases to be a director, officer or employee of the Corporation or any of its Affiliated Entities or a Consultant to the Corporation or any of its Affiliated Entities for any reason whatsoever other than as described under subsection 6(g) and 6(h) hereof, the Person may, but only within ninety (90) days after the Eligible Person’s ceasing to be a director, officer, employee or Consultant or prior to the expiration date in respect of the Stock Option, whichever is earlier, exercise any Stock Option held by the Eligible Person, but only to the extent that the Eligible Person was entitled to exercise the Stock Option at the date of such cessation;

(g)
in the event of the discharge of an optionee as an Employee or officer of the Corporation or an Affiliated Entity by reason of a wilful and substantial breach of such optionee’s employment duties, all options granted to such optionee under the Plan which are then outstanding (whether vested or unvested) shall in all respects forthwith cease and terminate and be of no further force or effect whatsoever as to such of the Optioned Shares in respect of which such option had not previously been exercised upon notice of such discharge being given by the Corporation or the Affiliated Entity to such optionee; or

(h)
that in the event of the death or disability of the Eligible Person, the Stock Option will continue to be exercisable by the legal representative of the Eligible Person as to such of the vested shares of which such Stock Option has not previously been exercised pursuant to its terms for a period of up to one year following such death or disability, provided that the Stock Option shall not in any case be exercisable on or after the expiration date in respect of such Stock Option or in respect of Stock Options which are not exercisable as at the date of death, and other appropriate terms in other circumstances, such as if the Corporation shall resolve to sell all or substantially all of its assets, to liquidate or dissolve, or to merge, amalgamate, consolidate or be absorbed with or into any other corporation, if a take-over bid is made for Common Shares of the Corporation, or if any change of control of the Corporation occurs, subject to the provisions of Section 10 with respect to Offers (as hereinafter defined).

Except if not permitted by the Exchange, if any options may not be exercised due to any Black-Out Period (as defined below) at any time within the three business day period prior to the normal expiry date of such Stock Options (the “Restricted Options”), the expiry date of all Restricted Options shall be extended for a period of 10 business days following the end of the Black-Out Period (or such longer period as permitted by the Exchange and approved by the Board of Directors). “Black-Out Period” means the period of time when, pursuant to any policies of the Corporation, any securities of the Corporation may not be traded by certain persons as designated by the Corporation, including any holder of a Stock Option.

6.	Assignability

Stock Options shall not be assignable or transferable by an Eligible Person, except for a limited right of assignment, subject to compliance with applicable securities laws, to (i) an Eligible Person; a spouse of an Eligible Person; a trustee, custodian, or administrator acting on behalf of, or for the benefit of, an Eligible Person or a spouse thereof; a holding entity of an Eligible Person or a spouse thereof; an RRSP or RRIF for the benefit of an Eligible Person or a spouse thereof; and (ii) allow the exercise of Stock Options by an Eligible Person’s legal representative in the event of death or incapacity, subject to the terms upon which the Stock Option is granted.

7.	Payment of Exercise Price

Except as provided in Section 9, all Common Shares issued pursuant to the exercise of a Stock Option (“Optioned Shares”) shall be paid for in full in Canadian funds at the time of exercise of the Stock Option and prior to the issue of the shares. All Common Shares of the Corporation issued in accordance with the foregoing shall be issued as fully paid and non-assessable Common Shares.

8.	Surrender of Stock Options in Lieu of Exercise

Where the Common Shares are listed and posted for trading on the Exchange (or otherwise as provided in any agreement governing the grant of Stock Options), the Board of Directors may from time to time in its sole discretion, permit Stock Options to be surrendered, unexercised to the Corporation in consideration of the receipt by the holder of such Stock Options of an amount (the “Settlement Amount”) equal to the excess, if any, of the aggregate fair market value of the shares (based on the Market Price where the Common Shares are listed on an Exchange) of the Common Shares on the Exchange on the trading day immediately preceding the Surrender Date (as herein defined) able to be purchased pursuant to the vested and exercisable portion of such Stock Options on the date of surrender (the “Surrender Date”), over the aggregate Exercise Price for those Common Shares pursuant to those Stock Options. The Settlement Amount is payable in cash, Common Shares or a combination thereof, as the Board of Directors may from time to time in its discretion determine. The Corporation will withhold from the Settlement Amount such amounts as may be required to be withheld according to law. For greater certainty, those Common Shares underlying the unexercised Stock Options that are the subject of retirement in consideration for a Settlement Amount, shall not be deemed to be included in the definition of Total Common Shares for which Stock Options may be granted under the Plan.

9.	Change of Control

If a bona fide offer (an “Offer”) for Common Shares is made to the shareholders of the Corporation which, if options granted under the Plan were exercised would include optionees and which offer, if accepted in who or in part, would result in the offeror exercising control of the Corporation within the meaning of subsection 1(3) of the Securities Act (Ontario) (as amended from time to time) then, notwithstanding Section 15 but subject to the other provisions hereof.

(a)
Board of Directors Consent - The Board of Directors or Committee may give its express consent to the exercise of any options granted under the Plan, which were outstanding at the time of the Offer but are not then vested, in the manner hereinafter provided.

(b)
Notice of Right to Exercise - If the Board of Directors or Committee has so consented to the exercise of any options outstanding at the time of the Offer, the Corporation shall immediately notify each optionee currently holding an option under the Plan of the Offer with full particulars thereof, together with a notice stating that, in order to permit the optionee to participate in the Offer, the optionee may, during the period that the Offer is open for acceptance (or if not such period is specified, a period of 30 days following the date of such notice) exercise all or any portion of any such options held by the optionee.

(c)
Exercise and Deemed Exercise - In the event that the optionee so exercises any such option, such exercise shall be in accordance with Section 16; provided that, if necessary in order to permit the optionee to participate in the Offer, such options shall be deemed to have been exercised and the issuance of Optioned Shares shall be deemed to have occurred, effective as of the first business day prior to the date on which the Offer was made.

(d)	Completed Offer - If, upon the expiry of the applicable period referred to in subsection 10(b), the Offer is completed and:

(i)
the optionee has not exercised the entire or any portion of such option, then, for greater certainty, any options not exercised shall continue to be valid and existing under the Plan in accordance with the terms of their grant; or

(ii)
the optionee has exercised the entire or any portion of such option but has not tender the Optioned Shares in the Offer, then, as and from the expiry of such period, the Corporation may require the optionee to sell to the Corporation such Optioned Shares for a purchase price per Share equal to the Price.

(e)	Reinstatement of Optioned Shares - If:

(i)	the Offer is not completed (within the time period specified therein, if applicable); or

(ii)	all of the Optioned Shares tendered by the optionee pursuant to the Offer are not taken up and paid for by the offeror in respect thereof,

then the Optioned Shares or, in the case of clause (ii) above, the portion thereof that are not taken up and paid for by such offeror shall be returned by the optionee to the Corporation and reinstated as authorized but unissued Common Shares, and the terms of the options set forth herein shall again apply to such options or the remaining portion thereof, as the case may be.

(f)
Refund of Option Price - If any Optioned Shares are returned to the Corporation pursuant to subsection 10(e), the Corporation shall refund the applicable Price to the optionee in respect of such Optioned Shares.

(g)	Limited Right to Sell - In no event shall the optionee be entitled to sell the Optioned Shares other than pursuant to the Offer except as provided in subsection 10(d)(ii) hereof.

10.	Adjustment in Certain Circumstances

In the event:

(a)	of any change in the Common Shares of the Corporation through subdivision, consolidation, reclassification, amalgamation, merger or otherwise; or

(b)
of any stock dividend to holders of Common Shares of the Corporation (other than such stock dividends issued at the option of shareholders of the Corporation in lieu of substantially equivalent cash dividends); or

(c)	that any rights are granted to all or substantially all of the holders of Common Shares to purchase Common Shares of the Corporation at prices substantially below fair market value; or

(d)	that as a result of any recapitalization, merger, consolidation or otherwise the Common Shares of the Corporation are converted into or exchangeable for any other shares;

then in any such case the Board of Directors may make such adjustment in the Plan and in the Stock Options granted under the Plan as the Board of Directors may in its sole discretion deem appropriate to prevent substantial dilution or enlargement of the rights granted to, or available for, holders of Stock Options, and such adjustments may be included in the Stock Options.

11.	Expenses

All expenses in connection with the Plan shall be borne by the Corporation.

12.	Compliance with Laws

The Corporation shall not be obliged to issue any shares upon exercise of Stock Options if the issue would violate any law or regulation or any rule or policy of any governmental authority or stock exchange. The Corporation shall not be required to issue, register or qualify for resale any shares issuable upon exercise of Stock Options pursuant to the provisions of a prospectus or similar document, provided that the Corporation shall notify the Exchange and any other appropriate regulatory bodies in Canada of the existence of the Plan and the issuance and exercise of Stock Options.

13.	Disinterested Shareholder Approval

Disinterested shareholder approval shall be obtained by the Corporation prior to any reduction in the Exercise Price of a Stock Option or any extension of the term of a Stock Option if the Eligible Person holding such Stock Option is an insider of the Corporation.

14.	Form of Stock Option Agreement

All Stock Options shall be issued by the Corporation in a form which meets the general requirements and conditions set forth in this Plan and the requirements of the Exchange.

15.	Exercise of Option

Subject to the provisions of the Plan and the particular option agreement, an option may be exercised from time to time by delivering to the Corporation at its registered office a written notice of exercise specifying the number of Optioned Shares with respect to which the option is being exercised and accompanied by payment in cash or certified cheque for the full amount of the applicable Price.

Upon receipt of a certificate of an authorized officer directing the issue of Common Shares purchased under the Plan, the transfer agent is authorized and directed to issue and countersign share certificates for the Optioned Shares in the name of such optionee or the optionee’s legal personal representative or as may be directed in writing by the optionee’s legal personal representatives.

16.	Vesting Restrictions

Options granted under the Plan may vest at the discretion of the Board of Directors or Committee, as applicable.

17.	Amendments and Termination of Plan

The Corporation retains the right to amend from time to time or to terminate the terms and conditions of the Plan by resolution of the Board of Directors. Any amendments shall be subject to the prior consent of any applicable regulatory bodies, including the Exchange. Any amendment to the Plan shall take effect only with respect to Stock Options granted after the effective date of such amendment, provided that it may apply to any outstanding Stock Options with the mutual consent of the Corporation and the Eligible Persons to whom such Stock Options have been granted. The Board of Directors shall have the power and authority to approve amendments relating to the Plan or to Stock Options, without further approval of the Shareholders, to the extent that such amendments relate to:

(a)	altering, extending or accelerating the terms of vesting application to any Stock Options;

(b)	altering the terms and conditions of vesting applicable to any Stock Options;

(c)
extending the term of Stock Options held by a person other than a person who, at the time of the extension, is an insider of the Corporation, provided that the term does not extend beyond ten years from the date of grant;

(d)
reducing the exercise price of the Stock Options held by a person other than a person who, at the time of reduction is an insider of the Company, provided that the exercise price is not less that the market price at the time of the reduction;

(e)	accelerating the expiry date in respect of Stock Options;

(f)	determining the adjustment provisions pursuant to Section 12 hereof;

(g)	amending the definitions contained within the Plan;

(h)	amending or modifying the mechanics of exercise of the Stock Options; or

(i)	amendments of a “housekeeping” nature.

18.	Administration

The Plan shall be administered by the Board of Directors. The Board of Directors shall have full and final discretion to interpret the provisions of the Plan and to prescribe, amend, rescind and waive rules and regulations to govern the administration and operation of the Plan. All decisions and interpretations made by the Board of Directors shall be binding and conclusive upon the Corporation and on all persons eligible to participate in the Plan, subject to shareholder approval if required by the Exchange.

19.	Delegation of Administration of the Plan

Subject any legislation governing the Corporation (including Delaware law and the laws of the Province of Ontario), the Board of Directors may delegate to one or more directors of the Corporation, on such terms as it considers appropriate, all or any part of the powers, duties and functions relating to the granting of Stock Options and the administration of the Plan.

20.	Miscellaneous

(a)
No Rights as Shareholder - Nothing contained in the Plan nor in any option granted hereunder shall be deemed to give any optionee any interest or title in or to any Common Shares or any rights as a shareholder of the Corporation or any other legal or equitable right against the Corporation whatsoever other than as set forth in the Plan or pursuant to the exercise of any option.

(b)
Employment - Nothing contained in the Plan shall confer upon any optionee any right with respect to employment or continued employment or the right to continue to serve as a member of the Board of Directors or a Consultant as the case may be, or interfere in any way with the right of the Corporation to terminate such employment at any time. Participation in the Plan by an Eligible Person is entirely voluntary.

(c)	Record Keeping - The Corporation shall maintain a register in which shall be recorded all pertinent information with respect to the granting, amendment and/or exercise of options.

(d)
Income Taxes - As a condition of and prior to participation in the Plan, an Eligible Person shall authorize the Corporation in written form to withhold from any remuneration otherwise payable to such Eligible Person any amounts required by any taxing authority to be withheld for taxes of any kind as a consequence of such participation in the Plan or the issuance of the Optioned Shares hereunder.

(e)	No Representation or Warranty - The Corporation makes no representation or warranty as to the future market value of any Optioned Shares issued in accordance with the provision of the Plan.

21.	Governing Law

This Plan shall be governed by and construed in accordance with the laws in force in the Province of Ontario.

22.	Stock Exchange

To the extent applicable, the issuance of any shares of the Corporation pursuant to Stock Options issued pursuant to this Plan is subject to approval of the Plan by the Exchange, and the Plan shall be subject to the ongoing requirements of such exchange.

23.	Effective Date

This Plan shall become effective as of and from, and the effective date of the Plan shall be upon receipt of approval of the Board of Directors and any other regulatory approvals required.